Exhibit 99.1

            7100 Holladay Tyler Road, Suite 300 • Glenn Dale,

Maryland 20769 • Tel: 301-352-8800 • Fax: 301-352-8818

FOR IMMEDIATE RELEASE

TVI CORPORATION ANNOUNCES CFO’S RESIGNATION, EFFECTIVE JUNE 24, 2005

Corporate Controller Appointed Interim CFO

GLENN DALE, MD — June 17, 2005 — TVI Corporation (NASDAQ: TVIN), a global supplier of rapidly deployable first responder systems for homeland security, hospitals, police and fire departments, the military and public health agencies, announced today that Karin A. McQuade has resigned her position as Vice President and Chief Financial Officer, effective June 24, 2005, to pursue other professional interests.

TVI has initiated its search for a replacement and intends to retain an executive search firm to assist in the process. As TVI conducts its search for a new chief financial officer, Jeffery Kordela, the Company’s corporate controller, will assume the additional duties of interim CFO until a replacement is named. Ms. McQuade also has agreed to serve as a special advisor in order to promote a smooth and orderly transition.

Richard V. Priddy, President and Chief Executive Officer of TVI, said, “We appreciate the unique contributions Karin made to TVI during her tenure here and wish her the very best with her future endeavors. Karin played an instrumental role in building the Company’s financial reporting infrastructure and took the lead in implementing a number of new procedures required by the Sarbanes-Oxley Act of 2002. We are fortunate to have a capable financial team in place to ensure an orderly transition while we search for a new CFO.”

About TVI Corporation:

TVI Corporation, located in Glenn Dale, Maryland, is a global supplier of rapidly deployable first responder systems for homeland security, hospitals, police and fire departments, the military and public health agencies. The Company designs, fabricates and markets products and systems both through distributors and directly to end-users and OEMs. These systems include chemical and biological decontamination systems, infection control systems, and powered air respirator systems for individuals. The Company’s core systems are fabric shelter structures, which employ the Company’s proprietary articulating frame. The Company also sells a line of thermal products, which includes targets, IFF (Identification Friend or Foe) devices, beacons and markers, and decoys.

During the past several years, TVI has experienced rapid growth attributable to international, federal, state and municipal government spending on homeland security. TVI’s products have expanded to include Chem/Bio Isolation systems for hospitals and first responders, trailerized first responder products, crime scene investigation systems for police, and mobile hospitals. TVI’s products, and others of their kind, represent integral components of a standard decontamination process.

The TVI designation is a service mark of TVI Corporation. All other company and product names mentioned above are trade names and/or trademarks of their respective owners. For more information concerning TVI, please visit the Company at: www.tvicorp.com. This reference to the TVI website is an active textual reference and the contents of the site are not part of this press release.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Information contained in this press release constitutes forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and involves expectations, beliefs, plans, intentions or strategies regarding the future. These statements may be identified by the use of forward-looking words or phrases such as “should”, “believes”, expects”, “might result”, “projects”, “estimates” and others. These forward-looking

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statements involve risks and uncertainties and are not guarantees of future performance, as actual results could differ materially from our current expectations. Such risks and uncertainties include achieving order and sales levels to fulfill revenue expectations; expected costs or charges, certain of which may be outside our control; the time and costs involved in the research, development, marketing and promotion for our products; the possible cancellation or non-fulfillment of existing orders or distributor commitments for our products; our ability to respond to product and other changes in the counter-terrorism, military, public safety, and first responder communities; adverse changes in governmental regulations; our ability to maintain and manage our growth; difficulties in integrating the operations, technologies and products of any businesses we may acquire; general economic and business conditions; and competitive factors in our markets and industry generally. Numerous other factors could cause or contribute to such differences, including, but not limited to, those set forth in the Company’s Annual Report to Stockholders, periodic reports, registration statements and other filings made with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of the press release. We assume no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

For more information concerning TVI, please visit us at: www.tvicorp.com.

Contacts:

TVI Corporation
Richard Priddy, President & CEO	(301) 352-8800 x210

Sharon Merrill Associates
Jim Buckley, Executive Vice President	(617) 542-5300

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